                                 EXHIBIT 10.33


           FOURTH AMENDMENT TO AGREEMENT AND PLAN OF REORGANIZATION


          This Fourth Amendment (the "Fourth Amendment") to Agreement and Plan of Reorganization, (the "Agreement"), dated December 3, 1997, as amended on December 18, 1997, December 23, 1997, and December 31, 1997, between Premier Bancshares, Inc. ("Premier") and The Bank Holding Company ("BHC"), is made and entered into as of the 15th day of January, 1998. Unless otherwise defined herein, all capitalized terms used herein shall have the meanings ascribed to them in the Agreement.

          WHEREAS, the parties desire to amend the Agreement to reflect certain amendments to certain terms of the Agreement, including the Exchange Ratio.

          NOW, THEREFORE, in consideration of the premises, mutual covenants and agreements contained herein and in the Agreement, the receipt and legal sufficiency of which are hereby acknowledged, and for the purpose of amending the Agreement, Premier and BHC hereby agree as follows:

          1. That Section 3.1(b) of the Agreement be deleted in its entirety and the following new Section 3.1(b) shall be inserted in lieu thereof:

               (b) Each share of BHC Common Stock issued and outstanding at the Effective Time shall cease to be outstanding and shall be converted into and exchanged for the right to receive 2.60 shares of the Surviving Corporation Common Stock (the "Exchange Ratio.")

          2. That the following Section 5.22 be added to the end of Article V of the Agreement:

          5.22 SEC Filings.

               (a) BHC has filed all forms, reports and documents required to be filed by BHC with the SEC since January 1, 1996 (collectively, the "BHC SEC Reports"). The BHC SEC Reports (i) at the time filed, complied in all Material respects with the applicable requirements of the 1933 Act and the 1934 Act, as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a Material fact or omit to state a Material fact required to be stated in such BHC SEC Reports or necessary in order to make the statements in such BHC SEC Reports, in light of the circumstances under which they were made, not misleading.

               (b) Each of the BHC Financial Statements (including, in each case, any related notes) contained in the BHC SEC Reports, including any BHC SEC Reports filed after the date of this Agreement until the Effective Time, complied or will comply as to form in all Material respects with the applicable published rules and regulations of the SEC with respect thereto, was or will be prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC), and fairly presented or will fairly present the consolidated financial position of BHC and its Subsidiaries as at the respective dates and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be Material in amount or effect.

          3. That the following sentence be added to the end of Section 9.1(a) of the Agreement:

               The shareholders of Premier shall have approved an increase in the number of authorized shares of Premier Common Stock sufficient for Premier to issue the shares of Premier Common Stock pursuant to
          Section 3.1(b) of this Agreement.

          4.   That Section 10.1(i) of the Agreement be deleted in its entirety.

          5. That Exhibit "5" to the Agreement is hereby deleted in its entirety and a new Exhibit "5", which exhibit is attached hereto and incorporated herein, shall be inserted in lieu thereof.

          6. BHC hereby acknowledges that the Board of Directors of Premier has approved a three-for-two split of the Premier Common Stock effective January 23, 1998, and as a result of such split the Exchange Ratio shall be adjusted accordingly.

     Except as specifically amended herein the Agreement shall remain in full force and effect.

     The parties further agree that this Fourth Amendment may be signed in any number of counterparts and delivery of such counterparts may be effected by a facsimile transmission thereof; and any such facsimile counterpart shall be deemed to be an original, with the same effect as if the signatures thereto were upon the same original document.



                    [SIGNATURES CONTAINED ON FOLLOWING PAGE]

          IN WITNESS WHEREOF, the parties have caused this Fourth Amendment to be signed by their duly authorized officers as of the date first shown above.

Attest:                      PREMIER BANCSHARES, INC.



/s/ Barbara J. Burtt         /s/ Darrell D. Pittard
-------------------------    -----------------------------------------
Secretary                    Chairman and Chief Executive Officer

    [CORPORATE SEAL]


Attest:                      THE BANK HOLDING COMPANY



/s/ Barbara A. Price         /s/ Charles B. Blackmon
-------------------------    -----------------------------------------
Secretary                    President and Chief Executive Officer

    [CORPORATE SEAL]

                                                                       EXHIBIT 5
                                                                       ---------

                              EMPLOYMENT AGREEMENT
                              --------------------


          THIS AGREEMENT ("Agreement") is made and entered into effective as of the ____ day of _______________, 1998 (the "Effective Date"), by and among FIRST COMMUNITY BANK OF HENRY COUNTY ("Employer"), PREMIER BANCSHARES, INC. ("Holding Company"), and CHARLES B. BLACKMON ("Employee").

                                  WITNESSETH:

          WHEREAS, Employer is a wholly owned subsidiary of Holding Company;

          WHEREAS, the Board of Directors of Employer considers the establishment and maintenance of highly competent and skilled management personnel for Employer to be essential to protecting and enhancing the best interests of Employer;

          WHEREAS, the Board of Directors of Employer is desirous of inducing Employee to remain in the employ of Employer, subject to the terms and conditions hereof;

          WHEREAS, Employee is desirous of remaining in the employ of Employer, subject to the terms and conditions hereof;

          WHEREAS, Holding Company has joined in this Agreement for the sole purpose of granting the stock options and transferring the title to the automobiles referred to in paragraph 4(b) of this Agreement; and

          WHEREAS, the parties agree that the provisions of this Agreement shall control with respect to the rights and obligations of the parties resulting from the employment of Employee by Employer;

          NOW, THEREFORE, for and in consideration of the mutual covenants herein contained, and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

     1.   Definitions.  The following terms used in this Agreement shall have
          -----------
the following meanings:

          (a) "Base Salary" shall mean the annual compensation (excluding Incentive Compensation as defined in (c) of this paragraph and other benefits) payable or paid to Employee pursuant to paragraph 4(a) of this Agreement.

          (b) "Event of Termination" shall mean the termination by Employer of Employee's employment under this Agreement by written notice delivered to Employee for any reason other than Termination for Cause as defined in (d)
                             -----
     of this paragraph.

          (c) "Incentive Compensation" shall mean that compensation payable or paid to Employee pursuant to paragraph 4(b) of this Agreement.

          (d) "Termination for Cause" shall have the meaning provided in paragraph 6(a) of this Agreement.

     2.   Employment.  Employer agrees to continue Employee in its employ, and
          ----------
Employee agrees to remain in the employ of Employer, in such capacity as Employer shall determine in its sole and absolute discretion and upon the other terms and conditions herein provided. Employee agrees to perform faithfully such services as are reasonably consistent with his position and shall from time to time be assigned to him by the Board of Directors of Employer in a trustworthy and businesslike manner for the purpose of advancing the interests of Employer. The Board of Directors of Employer may also from time to time change Employee's position or alter his duties and responsibilities and assign a new position or new duties and responsibilities without invalidating this Agreement or effecting the termination of Employee. At all times, Employee shall manage and conduct the business of Employer in accordance with the policies established by the Board of Directors of Employer, and in compliance with applicable regulations promulgated by governing regulatory agencies. Responsibility for the supervision of Employee shall rest with the Board of Directors of Employer or such official of Employer as may be designated by its Board of Directors. The Board of Directors of Employer shall also have the authority to terminate Employee, subject to the provisions outlined in paragraph 6 of this Agreement.

     3.   Term and Duties.
          ---------------

          (a) Term of Employment.  This Agreement and the period of Employee's
              ------------------
     employment under this Agreement shall be deemed to have commenced as of the Effective Date and shall continue for a period of twelve (12) full calendar
                                                               --
     months thereafter, unless earlier terminated pursuant to this Agreement or unless Employee dies before the end of such twelve (12) months, in which
                                                         --
     case the period of employment shall be deemed to continue until the end of the month of such death.

          (b) Performance of Duties.  During the period of employment hereunder,
              ---------------------
     except for periods of illness, disability, reasonable vacation periods, and reasonable leaves of absence, Employee shall devote substantially all of his business time, attention, skill, and efforts to the faithful performance of his duties hereunder. Employee shall be entitled to reasonable participation as a member in community, civic, or similar organizations and the pursuit of personal investments which do not present any material conflict of interest with Employer, or otherwise unfavorably affect the performance of Employee's duties pursuant to this Agreement.

          (c) Office of Employee.  The office of Employee shall be located in
              ------------------
     McDonough, Georgia, or at such other location within the State of Georgia as Employer may from time to time designate; provided, however, that, in the event such relocation required Employee to move his principal residence, Employer shall reimburse Employee for all his reasonable moving expenses.

          (d) No Other Agreement.  The Employee shall have no employment
              ------------------
     contract or other written or oral agreement concerning employment with any entity or person other than Employer or Holding Company during the term of his employment under this Agreement.

          (e) Uniqueness of Employee's Services.  Employee hereby represents
              ---------------------------------
     that the services to be performed by him under the terms of this Agreement are of a special, unique, unusual, extraordinary, and intellectual character which gives them a peculiar value, the loss of which cannot be reasonably or adequately compensated in damages and in an action at law. Accordingly, Employee expressly agrees that Employer, in addition to any rights or remedies which Employer may possess, shall be entitled to injunctive and other equitable relief to prevent the breach of this Agreement by Employee.

     4.   Compensation.
          ------------

          (a) Salary. Subject to the provisions of paragraph 6 hereof, Employer
              ------
shall pay Employee an initial Base Salary of $125,000; such initial Base Salary,
                                              -------
or any increased Base Salary, shall be payable in substantially equal installments in accordance with the Employer's normal pay practices, but not less frequently than monthly. The Board of Directors of Employer, if warranted in its discretion, may increase Employee's Base Salary to reflect Employee's performance.

           (b) Incentive Compensation.
               ----------------------

               (i) In recognition of the services to be provided by Employee to Employer and as an incentive for Employee to remain in the employ of Employer, Holding

          Company shall grant to Employee on the Effective Date of this Agreement an option to purchase 40,000 shares of Holding Company common stock at an exercise price of Ten Dollars ($10.00) per share.

               (ii) As further incentive for Employee to remain in the employ of Employer, Holding Company shall grant to Employee the option to purchase an additional 10,000 shares of Holding Company common stock at an exercise price of Ten Dollars ($10.00) per share, upon (1) the fulfillment by Employee of certain performance criteria and (2) the attainment by Employer of certain growth and profitability criteria, all to be established by the Board of Directors of Employer; said criteria will be communicated by the Board of Directors of Employer to Employee in writing within sixty (60) days of the Effective Date of this Agreement.

               (iii) As an incentive for Employee's assistance in the extra effort needed to close a merger, Employer will, if the conditions set forth below are met, pay to Employee, in cash, a lump sum bonus upon completion of a merger of The Bank Holding Company with and into Premier Bancshares, Inc. (the "Merger"), within thirty (30) days of the Merger and based on the following schedule: $25,000.00, if the
                                                            ---------
          Merger is closed on or before May 31, 1998; $20,000.00, if the Merger
                                                       ---------
          is closed after May 31, 1998, and before July 1, 1998; or $15,000.00
                                                                     ---------
          if the Merger is closed after June 30, 1998, and before August 1, 1998.

               (iv) Notwithstanding anything contained in this Agreement to the contrary, any increase to Employee's Base Salary and any Incentive Compensation paid to Employee shall be (1) in compliance with regulations, bulletins, pronouncements, directives, or orders issued or promulgated by any governing regulatory agency and with any agreements by and between Employer and such regulatory agencies, (2) consistent with the safe and sound operation of Employer, (3) closely monitored by the Board of Directors of Employer and (4) comparable to such compensation paid to persons of similar responsibilities and duties in other insured institutions of similar size, in similar locations, and under similar circumstances including financial condition and profitability.

          (c)  Automobile Allowance.
               --------------------

               (i) The Holding Company shall, on the Effective Date of this Agreement, cause to be transferred to Employee the title to that certain 1990 Buick owned by The Bank of Spalding County.

               (ii) Employer shall, on the Effective Date of this Agreement, transfer to Employee the title to that certain 1996 Buick owned by Employer, for and in consideration of a payment to Employer by Employee equal to the fair market value of said vehicle at the Effective Date hereof.

               (iii) Employer and/or Holding Company shall provide Employee with an automobile allowance of $800 per month.
                                           ---
          (d)  "Golden Parachute" Provision.  Notwithstanding anything contained
               ----------------------------
     in this Agreement to the contrary, any payments made to Employee pursuant to this Agreement, or otherwise, are subject to and conditioned upon their compliance with 12 U.S.C. (S) 1828(k) and any regulations promulgated thereunder.

     5.   Participation in Benefit Plans.  The payments provided in paragraph 4
          ------------------------------
and 6 hereof are in addition to any benefits to which Employee may be, or may become, entitled to, under any group hospitalization, health, dental care, or sick leave plan; life insurance or death benefit plan; travel or accident insurance; pension or retirement plan; stock option or ownership plan; or other present or future group employee benefit plan or program for which senior executive officers of Employer shall be or shall become eligible. Said benefits shall include, without limitation, major medical/dental insurance for Employee and his dependents.

     6.   Payments to Employee Upon Termination of Employment.  The Board of
          ---------------------------------------------------
Directors of Employer may terminate Employee's employment under this Agreement at any time; but any termination other than Termination for Cause shall not prejudice Employee's right to compensation or other benefits under this Agreement. Employee may voluntarily terminate his employment under this Agreement. The rights and obligations of Employer and Employee in the event of such termination are set forth in this paragraph 6 as follows:

          (a) Termination for Cause.  Employee shall have no right to
              ---------------------
     compensation or other benefits for any period after a Termination for Cause. Termination for Cause shall be determined by the Board of Directors of Employer in the reasonable exercise of its discretion and acting in good faith, and shall include termination because of Employee's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duties involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule, or regulation (other than traffic violations or similar offenses), or a final cease-and-desist order, the regulatory suspension or removal of Employee as defined in paragraphs 7(a) and (b) hereof, the termination of this Agreement under paragraphs 7(c) and
     (d) hereof, the failure of Employee to follow reasonable written instructions of the Board of Directors of Employer, or a material breach of Employee of any provision of this Agreement. Termination for Cause by Employer shall be determined by, and shall occur only upon the passage of a resolution by a vote of not less than a two-thirds of Employer's Board of Directors specifying Employee's

     Termination for Cause and the grounds therefor, after reasonable notice to Employee and an opportunity for him to be heard before a meeting of the Board of Directors called in accordance with the By-Laws of Employer. Thereafter, Employee shall be deemed to be in material breach of this Agreement and shall have no right to receive compensation or other benefits under this Agreement for any period following such Termination for Cause. This provision on Termination for Cause shall control over any and all other provisions relating to discharge or termination for cause contained in any and all other agreements between Employer and Employee.

          (b) Event of Termination.  Upon the occurrence of an Event of
              --------------------
     Termination, Employer shall pay to Employee, or in the event of his subsequent death, to his designated beneficiary or beneficiaries, or to his estate, as the case may be, as liquidated damages, in lieu of all other claims, a severance payment equal to the remaining portion of Employee's then current Base Salary pro-rated from the date of said Event of Termination to the expiration of the then current term of this Agreement as stated in paragraph 3(a) of this Agreement, to be paid in full on the last day of the month following the date of said Event of Termination.

          (c) Voluntary Termination of Employment.  Employee shall have no right
              -----------------------------------
     to compensation or other benefits under this Agreement for any period following the voluntary termination of Employee's employment by Employee, except as provided in paragraph 6(b) hereof.

     7.   Regulatory Suspension.
          ---------------------

          (a) If Employee is suspended and/or temporarily prohibited from participating in the conduct of the affairs of Employer by a notice served under Sections 8(e)(3) or (g)(1) of the Federal Deposit Insurance Act, 12 U.S.C. (S) 1818(e)(3) or (g)(1), the
     obligations of Employer under this Agreement shall be suspended as of the date of service of such notice, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, Employer may in its discretion
     (i) pay Employee all or part of the compensation withheld while its contract obligations were suspended and (ii) reinstate in whole or in part any of its obligations which were suspended.

          (b) If Employee is removed and/or permanently prohibited from participating in the conduct of the affairs of Employer by an order issued under Section 8(e)(4) or (g)(1) of the Federal Deposit Insurance Act, 12 U.S.C. (S) 1818(e)(4) or (g)(1), all obligations of Employer under this Agreement shall terminate as of the effective date of the order, but vested rights of the parties hereto shall not be affected.

     8.   Covenants Against Competition and Solicitation.  Employee acknowledges
          ----------------------------------------------
that he has performed services and/or will perform services hereunder that directly affect Employer's business presently conducted (among other areas) within the limits of Henry County and Spalding County in the State of Georgia. Accordingly, the parties deem it necessary to enter into the protective covenants set forth below, the terms and conditions of which have been negotiated by and between the parties hereto.

          (a) For the period of Employee's employment with Employer and through and including April 30, 1999, even if Employee's employment shall have been terminated prior to said date for whatever reason, Employee covenants and agrees that he shall not within the limits of Henry County and Spalding County, Georgia, compete with Employer or Holding Company by performing banking services that require performance of duties substantially identical to those performed on behalf of Employer by Employee, to wit, as a member of management, supervisor, or executive employee for any bank, bank holding company or other financial institution that is a competitor of Employer.

          (b) For the period of Employee's employment with Employer and through and including April 30, 1999, even if Employee's employment shall have been terminated prior to said date for whatever reason: (i) Employee shall not, for himself or any other party, solicit, directly or indirectly, any clients or prospective clients of Employer with whom he personally had business contact on Employer's behalf at any time during the period he worked at Employer to do any business with another company or business in competition with Employer; and (ii) Employee shall not employ or attempt to employ or assist in employing any employee of Employer for the purpose of having such employee perform services for any bank or other business or organization in competition with the business of Employer.

     9.   Nondisclosure of Confidential Information.  Employee acknowledges that
          -----------------------------------------
he possesses confidential information of a special and unique nature and value affecting and relating to both Employer's and the Holding Company's business, including, without limitation, the identity of the customers, deposits, business records, other trade secrets, and other similar confidential information relating to Employer and/or the Holding Company and the business of each (all the foregoing being hereinafter collectively referred to as "Confidential Information"). Employee recognizes and acknowledges that all Confidential Information is the exclusive property of Employer and/or the Holding Company respectively, constitutes trade secrets of Employer and/or the Holding Company, is material and confidential, and greatly affects the goodwill and the effective and successful conduct of the business of Employer and/or the Holding Company. As a material inducement to Employer to enter into this Agreement and to employ Employee, Employee covenants and agrees that he will not at any time during the term of his employment under this Agreement, and for a period of one (1) year
                                                                      -
from the end of such employment, directly or indirectly, divulge, reveal, or communicate any Confidential Information to any person, firm, corporation, or entity whatsoever, or use any Confidential Information for his own benefit or for the benefit of others. Employee further acknowledges that said Confidential Information has material commercial value to Employer and/or the Holding Company so long as it is not known by competitors of Employer and/or the Holding Company and that both Employer and the Holding Company have taken reasonable steps to keep all such information and trade secrets confidential.

     10.  Source of Payments.  All payments provided in paragraphs 4 and 6
          ------------------
hereof, except for the stock options described in paragraph 4(b) hereof, shall be paid in cash from the general funds of Employer and/or the Holding Company as provided herein, and no special or separate fund shall be established by Employer and/or the Holding Company, and no other segregation of assets shall be made to assure payment. Employee shall have no right, title, or interest in or to any investments which Employer and/or the Holding Company may make to meet its obligations hereunder.

     11.  Injunctions.  In view of the irreparable harm and damage which
          -----------
Employer and/or the Holding Company would sustain as a result of a breach by Employee of the covenants or agreements under paragraphs 8 and 9 hereof, and in view of the lack of an adequate remedy at law to protect the interests of Employer and/or the Holding Company, Employer and/or the Holding Company shall have the right to receive, and Employee hereby consents to the issuance of, a permanent injunction of six (6) months in duration with respect to paragraph 8(a) hereof and one (1) year in duration with respect to paragraph 8(b) and
                     -
paragraph 9 hereof enjoining Employee from any violation of the covenants and agreements set forth in paragraphs 8 and 9 hereof. The foregoing remedy shall be in addition to, and not in limitation of, any other rights or remedies to which Employer and/or the Holding Company is or may be entitled at law or in equity respecting this Agreement.

     12.  Attorneys' Fees.  In the event any party hereto is required to engage
          ---------------
in legal action against any other party hereto, either as plaintiff or defendant, in order to enforce or defend any of its or his rights under this Agreement, and such action results in a final judgment in favor of one or more parties, then the party or parties against whom said final judgment is obtained shall reimburse the prevailing party or parties for all legal fees and expenses incurred by the prevailing party or parties in asserting or defending its or his rights hereunder.

     13.  Federal Income Tax Withholding.  Employer and/or Holding Company may
          ------------------------------
withhold from any benefits payable under this Agreement all federal, state, city, or other taxes as shall be required pursuant to any law or governmental regulation or ruling.

     14.  Effect of Prior Agreements.  This Agreement contains the entire
          --------------------------
understanding between the parties hereto and supersedes any prior employment agreement and any contemporaneous oral agreement or understanding by, between, or among Employer, Holding Company and Employee.

     15.  General Provisions.
          ------------------

          (a) Nonassignability.  Neither this Agreement nor any right or
              ----------------
     interest hereunder shall be assignable by Employee, his beneficiaries or legal representatives, without the written consent of Employer; provided, however, that nothing in this paragraph 15(a) shall preclude (i) Employee from designating a beneficiary to receive any benefits payable hereunder upon his death, or (ii) the executors, administrators, or other legal representatives of Employee or his estate from assigning any rights hereunder to the person or persons entitled thereto.

          (b) No Attachment.  Except as required by law, no right to receive
              -------------
     payments under this Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge, or hypothecation, or to execution, attachment, levy, and any attempt, voluntary or involuntary, to effect any such action shall be null, void, and of no effect.

          (c) Binding Agreement.  This Agreement shall be binding upon, and
              -----------------
     inure to the benefit of, Employer and Employee and their respective heirs, successors, assigns, and legal representatives.

     16.  Modification and Waiver.
          -----------------------

          (a) Amendment of Agreement.  This Agreement may not be modified or
              ----------------------
     amended except by an instrument in writing, signed by the parties hereto, and which specifically refers to this Agreement.

          (b) Waiver.  No term or condition of this Agreement shall be deemed to
              ------
     have been waived, nor shall there be any estoppel against the enforcement of any provision of this Agreement, except by written instrument of the party charged with such waiver or estoppel. No such written waiver shall be deemed a continuing waiver unless specifically stated therein, and each waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any act other than that specifically waived.

     17.  Severability.  If for any reason any provision of this Agreement is
          ------------
held invalid, such invalidity shall not affect any other provision of this Agreement not held invalid, and each such other provision shall to the full extent consistent with law continue in full force and effect. If any provision of this Agreement shall be held invalid in part, such invalidity shall in no way affect the rest of such provision not held so invalid, and the rest of such provision, together with all other provisions of this Agreement, shall to the full extent consistent with law continue in full force and effect.

     18.  Headings.  The headings of paragraphs herein are included solely for
          --------
convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

     19.  Governing Law.  This Agreement has been executed and delivered in the
          -------------
State of Georgia, and its validity, interpretation, performance, and enforcement shall be governed by the laws of said State.

     20.  Rights of Third Parties.  Nothing herein expressed or implied is
          -----------------------
intended to or shall be construed to confer upon or give to any person, firm, or other entity, other than the parties hereto and their permitted assigns, any rights or remedies under or by reason of this Agreement.

     21.  Notices.  All notices, requests, demands, and other communications
          -------
provided for by this Agreement shall be in writing and shall be sufficiently given if and when mailed in the United States by registered or certified mail, or personally delivered, to the party entitled thereto at the address stated below or to such changed address as the addressee may have given by a similar notice:

          To Employer:     Chairman of the Baord
                           First Community Bank of Henry County
                           12 North Cedar Street
                           McDonough, Georgia  30253

               Copied to:  Chairman of the Board
                           Premier Bancshares,  Inc.
                           2180 Atlanta Plaza
                           950 East Paces Ferry Road
                           Atlanta, Georgia  30326

                              -and-

                           Steven S. Dunlevie, Esq.
                           Womble Carlyle Sandridge & Rice, PLLC
                           Suite 700
                           1275 Peachtree Street
                           Atlanta, Georgia 30309

          To Employee:     Mr. Charles B. Blackmon
                           213 Montrose Drive
                           McDonough, Georgia 30253

          IN WITNESS WHEREOF, Employer and Holding Company have caused this Agreement to be executed and their respective seals to be affixed hereunto by their duly authorized officers, and Employee has signed this Agreement under seal, as of the Effective Date.

ATTEST:                       FIRST COMMUNITY BANK OF HENRY COUNTY

                              By:
-------------------------        --------------------------------------------
Secretary                                          , Chairman of the Board
                                    ---------------

(CORPORATE SEAL)

ATTEST:                       PREMIER BANCSHARES, INC.

                              By:
-------------------------        --------------------------------------------
Barbara Burtt, Secretary            Darrell D. Pittard, Chairman of the Board
                                    and Chief Executive Officer

(CORPORATE SEAL)


                                                                       (SEAL)
-------------------------     -----------------------------------------
Witness                       CHARLES B. BLACKMON